SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )
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RadioShack Corporation

(Name of Registrant as Specified In Its Charter)

RadioShack Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RadioShack Corporation
100 Throckmorton Street, Suite 1800
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 16, 2002
10:00 a.m.
RadioShack Corporation
Answers University, Suite 128
300 West Third Street
Fort Worth, Texas 76102

AGENDA

(1)	To elect 13 directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

(2)	To transact any other business properly brought before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on March 19, 2002, will be entitled to notice of the meeting and the right to vote at the meeting.

By	Order of the Board of Directors

Ma	rk C. Hill
Se	nior Vice President, Corporate
Se	cretary and General Counsel

April 12, 2002
Regardless of whether you plan to attend the annual meeting, please VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR YOU MAY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. In the event you decide to attend the meeting, you may, if desired, revoke the proxy and vote your shares in person.

PROXY STATEMENT

RADIOSHACK CORPORATION
100 Throckmorton Street, Suite 1800
Fort Worth, Texas 76102

ANNUAL MEETING OF STOCKHOLDERS OF RADIOSHACK CORPORATION
TO BE HELD ON THURSDAY, MAY 16, 2002

This Proxy Statement is being furnished to stockholders of RadioShack Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company’s voting securities as of the close of business on March 19, 2002, for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 16, 2002, at 10:00 a.m. (Central Daylight Savings Time) at RadioShack Corporation, Answers University, Suite 128, 300 West Third Street, Fort Worth, Texas 76102, and at any resumption of the meeting after adjournment or postponement thereof. This Proxy Statement is first being mailed to the holders of the Company’s voting securities on or about April 12, 2002.

PURPOSES OF THE ANNUAL MEETING

Holders of Company voting securities entitled to vote at the Annual Meeting will be asked to consider and to vote upon the following matters:

I.	the election of 13 directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

II.	such other business as may properly come before the meeting.

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.
Proxies submitted to the Company will be so voted
unless stockholders specify otherwise in their proxies.

All 13 directors of the Company are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Currently, there are 13 directors. It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all 13 nominees listed below as directors of the Company unless authority to so vote is withheld. All nominees have indicated their willingness to serve for the ensuing term.

The nominees for directors of the Company are listed below:

Name	(1) Principal Occupation (2) Publicly Held Company Board Memberships	Age	Director Since

Frank J. Belatti	(1) Chairman and Chief Executive Officer of AFC Enterprises, Inc. (parent company of Popeyes Chicken & Biscuits, Church’s Chicken, Seattle Coffee Company and Cinnabon International). (2) AFC Enterprises, Inc. and Galyan’s Trading Company, Inc.	54	1998

Ronald E. Elmquist	(1) President and Chief Executive Officer of SubmitOrder, Inc. since May 2001. Consultant from February 2001 to May 2001. Chairman, President and Chief Executive Officer of Keystone Automotive, Inc. from June 1998 to February 2001. Previously President of Global Food Service- Campbell Soup Company and Corporate Vice President of Campbell Soup Company from January 1994 to April 1998.	55	1997

Richard J. Hernandez	(1) President, McKesson Corporate Solutions, McKesson Corporation since January 2000. Previously Vice President and General Manager of Consulting and Services Group of Johnson & Johnson from 1996 to 1999.	58	2001

Lawrence V. Jackson	(1) Senior Vice President of Supply Operations of Safeway, Inc. since October 1997. Previously Senior Vice President and Chief Operating Officer of Worldwide Operations of PepsiCo. Food Systems, Inc. from December 1994 to October 1997.	48	2000

Robert J. Kamerschen	(1) Retired Chairman and Chief Executive Officer of ADVO, Inc. since June 1999 and January 1999, respectively. Consultant and Private Investor since February 2002. Chairman & Chief Executive Officer of DIMAC Holdings, Inc. from October 1999 to February 2002. Previously Chairman of ADVO, Inc. from January 1999 to June 1999 and Chief Executive Officer of ADVO, Inc. from November 1988 to January 1999. DIMAC Holdings, Inc. filed for bankruptcy protection on April 6, 2000 and emerged from bankruptcy protection on February 27, 2001. (2) IMS Health, Inc.; R. H. Donnelley Corp. and Synavant Inc.	66	1999

Name	(1) Principal Occupation (2) Publicly Held Company Board Memberships	Age	Director Since

Lewis F. Kornfeld, Jr.	(1) Retired Vice Chairman, RadioShack Corporation and Retired President, RadioShack Division.	85	1975

Jack L. Messman	(1) President, Chief Executive Officer and Chairman of the Board of Novell, Inc. since July 2001. President and Chief Executive Officer of Cambridge Technology Partners, Inc. since July 1999. Previously Chairman and Chief Executive Officer, Union Pacific Resources Group Inc. from October 1996 until July 1999. (2) Novell, Inc.; Safeguard Scientifics, Inc. and US Data Corporation.	62	1993

William G. Morton, Jr.	(1) Chairman Emeritus, Boston Stock Exchange, Inc. since March 2001. Previously Chairman and Chief Executive Officer, Boston Stock Exchange, Inc. until March 2001. (2) Morgan Stanley Institutional Funds, Inc.	65	1987

Thomas G. Plaskett	(1) Managing Director, Fox Run Capital Associates and Business Consultant. Chairman of Probex Corporation from November 1999 to December 2000 and President and Chief Executive Officer of Probex Corporation from November 1999 to August 2000. Vice Chairman, Legend Airlines, Inc. June 1997 to February 2001 and Executive Vice President from September 1999 to February 2001. Previously Chairman of Greyhound Lines, Inc., from March 1995 to March 1999. Legend Airlines, Inc. filed for bankruptcy protection on December 3, 2000. (2) Probex Corporation and Smart & Final, Inc.	58	1986

Leonard H. Roberts	(1) Chairman of the Board of Directors, RadioShack Corporation since May 1999; Chief Executive Officer of RadioShack Corporation since January 1999. Previously President, RadioShack Corporation from December 1995 to December 2000. (2) J.C. Penney Company, Inc.	53	1997

Alfred J. Stein	(1) Consultant for start-up companies in the high tech industry. Previously Chairman and Chief Executive Officer, VLSI Technology, Inc. until June 1999. (2) Advanced Power Technology, Inc.	69	1981

Name	(1) Principal Occupation (2) Publicly Held Company Board Memberships	Age	Director Since

William E. Tucker	(1) Chancellor Emeritus, Texas Christian University since July 1998. Previously Chancellor, Texas Christian University until June 1998.	69	1985

Edwina D. Woodbury	(1) President and Chief Executive Officer, The Chapel Hill Press, Inc. since July 1999. Previously, Consultant from January 1999 through June 1999 and Executive Vice President-Business Process Redesign, Avon Products, Inc. from February 1998 through December 1998. Senior Vice President, Chief Financial and Administrative Officer, Avon Products, Inc. from November 1993 to February 1998. (2) Click Commerce, Inc.	50	1998

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
OF COMPANY VOTING SECURITIES

The following table sets forth, as of February 28, 2002, certain information with respect to the beneficial ownership of the Company’s voting securities held by (i) each current director (and director nominee) of the Company, (ii) the Chairman and Chief Executive Officer and the four most highly compensated current executive officers of the Company (“Named Executive Officers”) for the year ended December 31, 2001, (iii) the Company’s current directors and executive officers as a group, and (iv) persons known to the Company to own beneficially more than 5% of any class of the Company’s voting securities, except for the Tandy Fund Trustee, which holds 100% of the Company’s outstanding Series B TESOP Convertible Preferred Stock for the benefit of Tandy Fund participants.

	Amount and Nature of Common Stock Beneficially Owned(1)(2)

	Number of Shares Held of Record	Right to Acquire (3)	Percent of Class	Common Stock Units (4)

Directors and Other Named Executive Officers

Frank J. Belatti, Director	500	51,999	*	-0-
Ronald E. Elmquist, Director	268	51,999	*	5,724
Richard J. Hernandez, Director	888	-0-	*	-0-
Lawrence V. Jackson, Director	900	6,666	*	1,341
Robert J. Kamerschen, Director	9,000	29,332	*	2,744
Lewis F. Kornfeld, Jr., Director (5)	33,000	31,999	*	-0-
Jack L. Messman, Director	13,524	47,999	*	13,202
William G. Morton, Jr., Director	12,000	31,999	*	9,152
Thomas G. Plaskett, Director	16,033	47,999	*	1,434
Leonard H. Roberts, Chairman and Chief Executive Officer	121,099	1,458,318	*	309,337
Alfred J. Stein, Director	16,564	123,999	*	4,298
William E. Tucker, Director	34,103	99,999	*	-0-
Edwina D. Woodbury, Director	1,000	51,999	*	4,754
David J. Edmondson, President and Chief Operating Officer	25,031	406,220	*	17,184
Evelyn V. Follit, Senior Vice President and Chief Information Officer	1,310	124,566	*	12,685
Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel	14,127	238,301	*	48,718
Michael D. Newman, Senior Vice President and Chief Financial Officer (6)	-0-	-0-	*	-0-
Directors and executive officers as a group (19 people)	302,615	2,986,261	1.9%	450,037

*	Less than 1%
(1)	The address of each director and Named Executive Officer is c/o RadioShack Corporation, 100 Throckmorton Street, Suite 1800, Fort Worth, Texas 76102.
(2)	Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated.
(3)	Shares acquirable by exercising stock options within 60 days of February 28, 2002.
(4)
Common stock units are not shares of common stock and have no voting power. This information is set forth as of December 31, 2001. The units for directors represent director fee deferrals and partial Company matches under the Directors’ Unfunded Deferred Compensation Plan. The units for executive officers represent in some cases restricted stock deferrals and also salary and bonus deferrals and Company partial matches under either or both the Company’s Executive Deferred Compensation Plan and the Executive Deferred Stock Plan.

(5)	Includes 15,000 shares of Company common stock owned by a trust of which Mr. Kornfeld is the sole beneficiary.

(6)	Mr. Newman was appointed Senior Vice President and Chief Financial Officer of the Company on May 17, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States the Company’s directors, executive officers and all persons holding 10% or more of Company common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the year ended December 31, 2001. To the Company’s knowledge, these filing requirements were satisfied by the Company’s present directors and executive officers.

DIRECTOR ATTENDANCE

The Board held 5 meetings during 2001. All nominees for director, after being elected or appointed to office in 2001, attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

DIRECTOR COMPENSATION

The following table represents components of non-employee director compensation:

Components	Note	Compensation

Annual Board Retainer	1	$24,000

Annual Option Grant	2	One option grant to purchase 16,000 shares of common stock.

Annual Retainer for Committee Chair		$2,500

Board Attendance Fee (each in person meeting)		$1,000

Board Attendance Fee (each conference call meeting)	3	$250

Committee Attendance Fee (each in person meeting)	3	$500

Committee Attendance Fee (each conference call meeting)	3	$250

Expenses of Attendance		Reimbursement of actual expenses incurred.

New Director Option Grant	4	One-time option grant to purchase 20,000 shares of common stock.

1.	Each non-employee director may elect before May 1 of each year to have 50% or 100% of this annual retainer fee paid in shares of Company common stock.

2.
Each non-employee director, who has served one year or more as of September 1 of any year, is automatically granted a non-qualified stock option to purchase 16,000 shares of Company common stock on the first business day in September of each year that he or she serves as a director. The option exercise price of all options granted to non-employee directors is set at the fair market value (average of the high and low sales prices) of a share of Company common stock on the first business day in September of the year of grant. The options vest in three equal increments on the first, second and third anniversaries of the date of grant.

3.	These fees only apply if the meeting is held more than 24 hours before or after a board meeting.

4.
Each new non-employee director receives a one-time grant of an option to purchase 20,000 shares of Company common stock on the date he or she attends his or her first Board meeting. The option exercise price is set at the fair market value (average of the high and low sales prices) of a share of Company common stock on the date of grant. These options vest in three equal increments on the first, second and third anniversaries of the date of grant.

Unfunded Deferred Compensation Plan for Directors

Under the Company’s Unfunded Deferred Compensation Plan for Directors, non-employee directors may elect to defer payment of all or a specified part of their annual retainer fees and meeting fees payable for services rendered to the Company. Interest is credited for fees deferred in cash at the rate of 1% below the prime rate. If a director elects to defer payment of fees payable in Company common stock in excess of three years, the Company will make an additional contribution of 25% of the amount deferred in Company common stock. Upon a change in control of the Company, a director will receive any deferred fees and the additional Company contribution in a lump sum.

BOARD OF DIRECTORS COMMITTEES

The Board has four standing committees: the Audit and Compliance Committee; the Corporate Governance Committee; the Executive Committee and the Organization and Compensation Committee. Actions taken by any of these committees are reported to the Board and the Board receives a copy of the minutes of all committee meetings. Membership in each of the committees is as follows:

Audit and Compliance Committee	Executive Committee

Ms. Woodbury (Chair)	Mr. Roberts (Chair)
Mr. Belatti	Mr. Kamerschen
Mr. Elmquist	Mr. Messman
Mr. Hernandez	Mr. Plaskett
Mr. Jackson	Ms. Woodbury
Mr. Plaskett

Corporate Goveranance Committee	Organization and Compensation Committee

Mr. Plaskett (Chair)	Mr. Kamerschen (Chair)
Mr. Kornfeld	Mr. Belatti
Mr. Morton	Mr. Elmquist
Mr. Stein	Mr. Jackson
Mr. Tucker	Mr. Messman
Mr. Tucker

Audit and Compliance Committee	9 meetings in calendar year 2001

1.	Reviews the engagement of the independent accountants;

2.	Reviews the scope and timing of the audit of the independent accountants;

3.	Reviews the non-audit related services provided by the independent accountants;

4.	Reviews the report of the independent accountants upon completion of their audit;

5.	Reviews the Company’s policies and procedures with respect to internal auditing, accounting and financial controls, and compliance with applicable laws and ethical business practices;

6.	Reviews major litigation and risk management policies and procedures, including insurance coverages; and

7.	Reviews with the independent accountants and management the Company’s policies and procedures with respect to laws and ethical business practices.

Executive Committee	1 meeting in calendar year 2001

Exercises all powers of the Board when it is impractical to assemble the full Board unless otherwise prohibited by law or involves amending the charter of any Board Committee.

Organization and Compensation Committee	5 meetings in calendar year 2001

1.	Reviews and makes recommendations to the Board concerning compensation plans for executive management;

2.	Reviews management’s appointments and promotions to officer positions; and

3.	Approves annual salary increases, bonuses, stock option and restricted stock awards for executive management in accordance with existing applicable plans.

Corporate Governance Committee	5 meetings in calendar year 2001

1.	Reviews and nominates, to the Board, candidates to be directors of the Company and reviews compensation of Board members;

2.	Approves or denies requests by Company officers to serve on the boards of outside companies;

3.	Recommends to the Board the members and chair persons of all standing committees;

4.	Recommends the duties to be included in the charter of new standing committees;

5.	Assists the independent directors in conducting a self-evaluation of the effectiveness of the Board and each of its members;

6.	Reviews with management the overall effectiveness of the organization of the Board and the conduct of the Board’s business and makes recommendations to the Board based on its evaluation;

7.	Reviews director compliance with stock ownership guidelines; and

8.	Reviews director independence.

STATEMENT ON CORPORATE GOVERNANCE

The Board has for many years followed specific policies regarding corporate governance. The Board has incorporated these policies and procedures into its Statement on Corporate Governance. To obtain a complete copy of the Statement on Corporate Governance, please contact Ms. Carolyn Hoopes, Vice President – Corporate Compliance and Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1724, Fort Worth, Texas 76102-2816, Telephone (817) 415-2758 or visit our website at www.radioshackcorporation.com. The following is a summary of certain material items in the Statement on Corporate Governance.

Board Responsibilities

The principal responsibility of the Board is as follows:

To promote and act in the best interests of all stockholders of the Company through careful selection and oversight of executive management including the further development of compensation plans based on performance. To consider and monitor the potential impact of Board and executive management decisions on the Company’s stockholders, employees, customers, suppliers, lenders and the communities in which it operates.

Board Oversight of Management

1.	Evaluate the Chief Executive Officer and other corporate officers annually.

2.	Review and approve the broad strategic and financial objectives of the Company through a collaborative process with executive management.

3.
Review and approve compensation plans of any officer of the Company who is paid $125,000 or more per year. The Board believes that compensation plans should be tied directly to the Company’s performance.

4.	Review the succession plans for executive management so that continuity in the operation of the Company can be maintained in the event of untimely displacement of key management members.

Board Composition

1.	The Company’s By-Laws provide that the Board of Directors must have at least three and not more than 14 members.

2.	Four standing committees have been established by the Board: Audit and Compliance Committee; Corporate Governance Committee; Executive Committee; and the Organization and Compensation Committee.

3.	New committees may be established by the Board at any time.

Board Independence

1.	It is the Board’s goal that at least 75% of the members of the Board be independent.

2.	Each of the independent directors, in the opinion of the Board, is independent of management and free from any relationship that would interfere with the exercise of independent judgment.

3.
Only independent directors are eligible to serve as members of the Audit and Compliance Committee, the Organization and Compensation Committee and the Corporate Governance Committee under the applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. Each independent director is eligible to serve on each of these Committees.

Directors

1.	Under the Company’s By-Laws, directors stand for re-election every year.

2.	The Board has responsibility for nominating its own members.

3.
Within three years of their election to the Board, directors are required to own shares of Company common stock that are at least equal in value to 200% of the Board’s annual retainer fee then in effect.

4.	Directors cannot stand for re-election after age 70. This policy does not apply to directors who were over the age of 70 as of January 1, 1998.

AUDIT AND COMPLIANCE COMMITTEE MATTERS

Audit and Compliance Committee Report

The Audit and Compliance Committee reports as follows with respect to the Company’s 2001 audited financial statements:

•	The Committee reviewed and discussed with the Company’s management the Company’s 2001 audited consolidated financial statements;

•
The Committee discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Committee received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•
Based on the review and discussions of the Company’s 2001 audited consolidated financial statements with management and discussions with the independent auditors, the Audit and Compliance Committee recommended to the Board of Directors the Company’s 2001 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

Audit and Compliance Committee Members

Edwina D. Woodbury (Chair)	Richard J. Hernandez
Frank J. Belatti	Lawrence V. Jackson
Ronald E. Elmquist	Thomas G. Plaskett

Independence of Audit and Compliance Committee Members

Ms. Woodbury and Messrs. Belatti, Elmquist, Hernandez, Jackson and Plaskett, all of whom are members of the Audit and Compliance Committee, are independent as defined by the applicable New York Stock Exchange listing standards.

Mr. Jackson is Senior Vice President of Supply Operations of Safeway, Inc. The Company rents space for one of its RadioShack retail stores from The Vons Companies, Inc., a subsidiary of Safeway, Inc. The Board has determined this relationship is not material to either the Company, Vons or Safeway, Inc. and the relationship does not interfere with Mr. Jackson’s exercise of independent judgment.

Mr. Elmquist was Chairman, President and Chief Executive Officer of Keystone Automotive, Inc. until his resignation on February 24, 2001. On February 2, 2001, the Company leased from Keystone Automotive, Inc. certain property for use as a service center. The Board has determined this relationship is not material to either the Company or Keystone and the relationship does not interfere with Mr. Elmquist’s exercise of independent judgment.

INDEPENDENCE OF COMPANY’S AUDITORS

PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of the Company and its predecessors since 1899. In accordance with standing policy, PricewaterhouseCoopers periodically changes the personnel who work on the Company’s audit.

Audit Fees

PricewaterhouseCoopers performed the audit of the Company’s consolidated financial statements during 2001. The audit fees billed for 2001 are set forth below:

Audit in connection with the Annual Report on Form 10-K and limited review of the Company’s quarterly reports	$658,000

All Other Fees

In addition to its audit services, PricewaterhouseCoopers provided various other services during 2001 and the fees for these other services are set forth below:

All other fees	$512,000

“All other fees” include the following items and amounts:

Tax Services	$264,000

Statutory audits —
Puerto Rico and Hong Kong	83,000

Employee benefit plan audit	25,000

Company debt offering — comfort letter	59,000

RadioShack Installation Services project	27,000

Accounting principles analysis —
new Company headquarters	24,000

Other	30,000

Total	$512,000

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers did not provide any services related to financial information systems design and implementation during 2001.

Determination of Independence

The Audit and Compliance Committee reviews summaries of the services provided by PricewaterhouseCoopers and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

The Audit and Compliance Committee has determined the provision of these non-audit services are compatible with maintaining PricewaterhouseCoopers’ independence.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee is appointed by the Board of Directors and is composed entirely of independent directors.

Compensation Philosophy and Overall Objectives

The Company’s executive compensation program is designed to encourage and reward enhancement of stockholder value. The program focuses on four key objectives:

•	Motivate executives toward effective long-term management of the Company;

•	Align the interests of management and key employees with stockholders;

•	Reward effective ongoing management of the Company; and

•	Attract and retain key executives through competitive salary and incentive plans.

2001 Annual Incentive Bonus

Four performance measures were used to determine the incentive bonuses for the Named Executive Officers and the Chief Executive Officer:

•	Increase in operating income (before income taxes) over the previous year;

•	Increase in earnings per share over the previous year;

•	Increase in share price over the previous year; and

•	Stock price performance in relation to a similar group of other retail companies.

Other than the Chief Executive Officer, one current Named Executive Officer and one former Named Executive Officer had one additional performance measure. One of the additional performance measures took into account net income (before income taxes) of the business unit for which the former Named Executive Officer was responsible. The other additional performance measure took into account the level of expenses of the business unit for which the other Named Executive Officer was responsible.

2002 Annual Incentive Bonus

In order to achieve the Company’s objective to lead the specialty retail category in shareholder return, the 2002 incentive bonuses for the Named Executive Officers and Chief Executive Officer have two performance measures:

•	100% of the bonus base is calculated upon an increase in earnings per share over that of 2001; and

•	An additional 15% of the above bonus base amount is calculated upon the stock price performance of the Company in relation to a similar group of other retail companies.

Policy Regarding Incentive Bonus Measures

The Committee continuously monitors the effectiveness of the incentive bonus performance measures utilized and will change the performance measures at any time should the enhancement of stockholder value warrant it.

Base Salary

The Company’s executive compensation program includes a competitive base salary based on a review of pay practices of similar companies, the executive officer’s past performance and an assessment of his or her ability to contribute to the Company’s progress.

Long-term Incentives

The Company’s executive compensation program also includes long-term incentives, such as stock options and other types of stock-based awards.

In February, May and December, 2001, the Committee granted a total of 9,164,325 stock options to over 8,700 employees under the Company’s 1997 Incentive Stock Plan (“1997 ISP”), 1999 Incentive Stock Plan (“1999 ISP”) and 2001 Incentive Stock Plan (“2001 ISP”). The Named Executive Officers, with the exception of Mr. Newman, were granted stock options in February 2001. Mr. Newman was granted options in June 2001. No employee broad-based option grants are anticipated for the remainder of 2002. The quantity of options granted to officers was determined by the Committee based on its evaluation of the individual’s performance following consultation with the Chief Executive Officer. The grant of options to the Chief Executive Officer was determined solely by the Committee.

Under the 1993 Incentive Stock Plan and the 1997 ISP, the Company may also grant restricted stock to eligible participants in amounts to be determined by the Committee, subject to the restrictions set forth in the plans. The 1999 ISP provides only for the grants of non-qualified stock options and stock appreciation rights. The 2001 ISP provides only for the grants of incentive stock options and non-qualified stock options to eligible participants. Under the present incentive stock plans of the Company, all options and awards are awarded at their fair market value (average of the high and low sales prices) on the date of grant and will not be repriced.

The Committee continues to believe that stock options are very important in motivating and rewarding creation of long-term stockholder value. Though no further broad-based awards will be made in 2002, the Committee has awarded in the past, and plans to award in the future, stock options to a broad spectrum of employees based on continuing progress of the Company and improvements in individual performance.

Compensation of the Chief Executive Officer and Executive Officers

For the year ending December 31, 2001, the compensation of the Chief Executive Officer and executive officers was determined under the compensation plan approved by the stockholders on May 20, 1999 and an amendment to this compensation plan approved by stockholders on May 18, 2000. The bonus factors utilized for 2001 in the compensation plan, as amended, were increases in the Company’s operating income (before income taxes) over the previous year, increases in the Company’s earnings per share over the previous year, increases in the Company’s average share price during 2001 over 2000’s average share price and the Company’s stock price performance in relation to a similar group of other retail companies. Based on these factors, in 2001 Mr. Roberts received a base salary of $1,100,000 and a grant of options to purchase 500,000 shares of Company common stock. Additionally, using the bonus factors described above, Mr. Roberts did not receive a bonus for 2001. Mr. Roberts received a base salary of $1,000,000 and a bonus of $1,705,547 for the year 2000.

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1 million dollars for compensation, except for qualified performance-based compensation paid to a person who on the last day of a fiscal year is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer.

The Committee does not believe compensation decisions should be constrained by how much compensation is deductible for federal income tax purposes and as such, has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Organization and Compensation Committee

Robert J. Kamerschen, Chairman	Lawrence V. Jackson
Frank J. Belatti	Jack L. Messman
Ronald E. Elmquist	William E. Tucker

EXECUTIVE COMPENSATION

The following table reflects the cash and non-cash compensation attributable to the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company for the year ending December 31, 2001.

	Summary Compensation Table
	Annual Compensation (1)			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options/SARs (#)(3)	All Other Compensation ($)(4)

Leonard H. Roberts	2001	1,100,000	0	0	500,000	459,194(5)
Chairman and Chief	2000	1,000,000	1,705,547	1,178,125	350,000	313,387
Executive Officer	1999	850,000	850,000	0	325,000	113,789

David J. Edmondson	2001	600,000	0	0	300,000	87,705
President and Chief	2000	420,000	547,782	84,825	160,000	68,581
Operating Officer	1999	350,000	350,000	0	140,000	35,564

David Christopher	2001	325,386	0	0	80,000	91,402
Executive Vice President (6)	2000	349,800	370,255	183,788	100,000	94,355
	1999	330,000	330,000	0	100,000	199,856

Evelyn V. Follit	2001	280,000	148,049	0	60,000	53,465
Senior Vice President and	2000	260,000	343,272	85,625	60,000	38,982
Chief Information Officer	1999	200,000	200,000	0	60,000	34,903

Mark C. Hill	2001	320,000	0	0	80,000	55,672
Senior Vice President,	2000	302,000	309,057	160,225	100,000	106,044
Corporate Secretary and	1999	285,000	285,000	0	100,000	66,821
General Counsel

Michael D. Newman	2001	261,058	204,350	0	100,000	60,193
Senior Vice President and
Chief Financial Officer (7)

(1)  Other than restricted stock awards (see (2) below) for the years shown, the Named Executive Officers did not receive any annual compensation other than salary and bonus, except for certain perquisites and other personal benefits. The amounts for perquisites and other personal benefits for the Named Executive Officers are not shown because the aggregate amount of such compensation, if any, for each of the Named Executive Officers during the fiscal year shown does not exceed $50,000.

(2)  On May 10, 2000, Messrs. Roberts, Edmondson, Christopher, Hill, and Ms. Follit were granted 25,000, 1,800, 3,900, 3,400 and 2,000 shares of restricted stock, respectively. These shares vest in equal one-third increments annually on the anniversary date of grant over a three year period only if certain bonus targets are met and the Named Executive Officer is still employed by the Company. Dividends are payable on these shares. The closing price of shares of Company common stock on December 31, 2001 was $30.10. The value of these unvested restricted stock holdings of Messrs. Roberts, Edmondson, Christopher, Hill and Ms. Follit as of December 31, 2001 were $250,853, $18,060, $39,130, $34,133, and $20,046, respectively.

(3)  Includes all options granted during the year under the 1997 ISP, regardless of whether the options are incentive stock options or non-qualified stock options.

(4)  Includes the Company’s contributions allocated to the accounts of the Named Executive Officers participating in the following employee benefit plans: the Stock Plan (a stock purchase plan), Tandy Fund 401(k) plan, the Employees Supplemental Stock Plan (an excess benefit plan) (“SUP”), Executive Deferred Compensation Plan, Executive Deferred Stock Plan, several deferred compensation agreements and insurance premiums for disability, medical and life insurance. The applicable amounts allocated in 2001 to the Named Executive Officers in the Stock Plan, Tandy Fund, SUP, the deferral plans, deferral agreements and insurance premiums, respectively, are: $4,569, $1,450, $3,153, $439,333 and $10,659 for Mr. Roberts; $7,433, $10,470, $35,511, $22,191 and $12,100 for Mr. Edmondson; $22,536, $4,416, $17,356, $35,544 and $11,550 for Mr. Christopher; $2,128, $1,988, $5,978, $37,430 and $5,941 for Ms. Follit; and $2,461, $1,633, $2,622, $34,913 and $14,043 for Mr. Hill. The Company

allocated $2,450 for insurance premiums for the above described coverages for Mr. Newman and paid $57,743 of Mr. Newman’s moving expenses. Amounts do not include amounts payable in the event of a change in control of the Company. See “Change in Control Protections.”

(5)  Includes $30 for Mr. Roberts which represents an amount imputed as income in connection with the Company’s December 21, 2001 loan of $2,180,000 to the Leonard and Laurie Roberts Heritage Trust in order for the Trust to pay a premium on a life insurance policy on the lives of Mr. Roberts and his spouse in exchange for the relinquishment and waiver by Mr. Roberts of the right to receive under the Company’s Executive Deferred Compensation Plan the sum of $2,180,000. The cost of the loan to the Company will not exceed the cost the Company would have incurred with respect to the amounts waived by Mr. Roberts under the Company’s Executive Deferred Compensation Plan. Upon the last to die of Mr. Roberts and his spouse, the Company will be repaid under the Trust’s December 21, 2001 Promissory Note to the Company the principal amount of its loan to the Trust plus accrued interest at the rate of 4.99% per annum. In connection with this transaction, the Company, Mr. Roberts and his spouse entered into a Death Benefit Agreement, which is described below under Executive Deferred Compensation Plans and Other Agreements.

(6)  Mr. Christopher resigned as Executive Vice President of the Company on October 31, 2001.

(7)  Mr. Newman was appointed Senior Vice President and Chief Financial Officer of the Company on May 17, 2001. Prior to that date, Mr. Newman was not employed by the Company. Upon his employment, the Company agreed to pay him a prorated bonus for 2001.

OPTION GRANTS IN THE LAST FISCAL YEAR

Options were granted on February 22, 2001 under the 1997 ISP to all five of the Named Executive Officers. Mr. Newman’s options were granted on June 1, 2001. The potential value of these options at the specified rates of appreciation is shown in the table below. The 1997 ISP also provides for the grant of restricted stock awards; however, no restricted stock awards were granted in 2001 to the Named Executive Officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name and Type of Option (1)	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted To Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

Leonard H. Roberts	500,000	5.28	38.35	2/22/11	12,059,054	30,560,012

David J. Edmondson	300,000	3.17	38.35	2/22/11	7,235,433	18,336,007

David Christopher (3)	80,000	0.84	38.35	2/22/11	1,929,449	4,889,602

Evelyn V. Follit	60,000	0.63	38.35	2/22/11	1,447,087	3,667,201

Mark C. Hill	80,000	0.84	38.35	2/22/11	1,929,449	4,889,602

Michael D. Newman	100,000	1.05	27.05	6/1/11	1,700,846	4,310,276

(1)  All options shown were granted under the 1997 ISP. These options vest in annual increments of one-third beginning on February 22, 2002 for four of the Named Executive Officers and commence vesting on June 1, 2002 for Mr. Newman. For persons who continue to serve as employees of the Company, options expire 10 years from the date of grant.

(2)  The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company common stock. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach that would state gains at present, and therefore lower, value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

(3)  Mr. Christopher resigned as Executive Vice President of the Company on October 31, 2001.

OPTION EXERCISES IN THE LAST YEAR AND YEAR-END OPTION VALUES

The following table summarizes individual option exercises during the year ended December 31, 2001, by each of the Named Executive Officers and the year-end value of the unexercised options. These options were periodically granted between 1992 and 1998.

			Number of Unexercised Options at Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Leonard H. Roberts	-0-	-0-	1,291,652	1,114,252	11,438,675	1,186,668
David J. Edmondson	-0-	-0-	306,220	457,918	1,178,590	58,618
David Christopher (2)	-0-	-0-	432,651	189,785	4,600,660	125,113
Evelyn V. Follit	-0-	-0-	104,566	120,584	371,544	7,468
Mark C. Hill	-0-	-0-	211,635	183,775	905,397	60,968
Michael D. Newman	-0-	-0-	-0-	100,000	-0-	330,500

(1)  For purposes of calculating whether an option was “in-the-money” this chart uses the December 31, 2001, average of the high and low trading prices on the New York Stock Exchange for Company common stock of $30.35.

(2)  Mr. Christopher resigned as Executive Vice President of the Company on October 31, 2001.

RETIREMENT AND DEFERRED COMPENSATION

The Plans

Under the Company’s Salary Continuation Plan for Executive Employees and its Officers Deferred Compensation Plan, the Organization and Compensation Committee may select full-time executive employees for participation in these plans. The plans generally provide for the payment of reduced benefits following a participant’s early retirement between the ages of 55 and 65, full benefits in case of retirement between the ages of 65 and 70, reduced benefits in case of retirement between the ages of 70 and 75, and for payment of a death benefit to the participant’s designated beneficiary in the event of death prior to age 75 during employment. Benefits are payable in 120 equal monthly installments.

Under the plans, the Committee determines an amount designated as the “Retirement Compensation Amount” for each participant. The amount established by the Committee does not necessarily bear any relationship to the participant’s present compensation, final compensation or years of service.

With the exception of Mr. Christopher, the annual Retirement Compensation Amount when retiring at age 65 for the Named Executive Officers at December 31, 2001, would have been as follows:

	Salary Continuation Plan	Deferred Compensation Plan	Total

Leonard H. Roberts	$ -0-	$1,375,000	$1,375,000
David J. Edmondson	162,500	437,500	600,000
David Christopher*	80,000	180,000	260,000
Evelyn V. Follit	-0-	250,000	250,000
Mark C. Hill	-0-	275,000	275,000
Michael D. Newman	-0-	-0-	-0-

* Mr. Christopher resigned as Executive Vice President of the Company on October 31, 2001. Mr. Christopher commenced receiving these payments on December 1, 2001 under the terms of an Early Resignation / Retirement Agreement described below under Executive Deferred Compensation Plans and Other Agreements.

Special Provisions of the Salary Continuation Plan

The Salary Continuation Plan provides for payments to be made to certain executive employees in the event of their voluntary or involuntary termination of employment following a Change in Control, as defined in a 1984 letter of amendment to the plan. In the event of a Change in Control, each executive employee who is subject to such letter amendment becomes immediately vested at the age 65 benefit level for a period of three years; and if his or her employment with the Company ceases, whether voluntarily or involuntarily, during this three year period, he or she will receive payments equal to the annual retirement benefit at age 65. Payment is made in 120 equal monthly installments to the participant or to his or her beneficiary.

Special Provisions of the Deferred Compensation Plan

The Deferred Compensation Plan provides that, for one year following the occurrence of a Change in Control (as defined in the plan), the plan shall not be terminated or amended in any way, nor shall the manner in which the plan is administered be changed in any way that adversely affects the rights of its participants or beneficiaries. In the event of a Change in Control, each participant in this plan becomes immediately vested at the age 65 benefit level. Additionally, if the participant’s employment is terminated for any reason following a Change in Control, the Company must make a lump-sum payment equal to the present value of the age 65 benefit level. Upon a Change in Control, the provisions of the Deferred Compensation Plan provide that any benefit due under it shall be (1) offset by any outstanding loan to the participant and (2) forfeited if the participant engages in any activity that is in competition with the Company.

EXECUTIVE DEFERRED COMPENSATION PLANS AND OTHER AGREEMENTS

The Company’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan permit executive employees of the Company to defer, on a pre-tax basis, up to 100% of their base salary and/or bonuses. These plans are distinct from the Salary Continuation and Deferred Compensation Plans described above. The major features of these plans are:

•	Deferral of the receipt of up to 100% of certain executive employees’ base salaries or bonuses;

•	Deferral of any restricted stock that would otherwise vest and any gain realized upon exercise of any non-qualified stock option;

•	Investment of cash deferrals in either Company common stock or mutual funds;

•
Company matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of Company common stock and an additional 25% match on salary or bonus deferrals in the form of Company common stock if salary and/or bonus deferrals are deferred for more than five years and are invested in Company common stock;

•	Selection of a future distribution date to receive the deferrals and matches in either a lump sum or annual installment payments not exceeding 20 years; and

•
In the event the Company experiences a Change in Control (as defined in these plans), these plans provide that, within two weeks of this event, each executive employee participant will be paid the full value of his or her accounts in the plans in the form of cash or Company common stock, as the case may be.

Agreement with Mr. Roberts.    Upon Mr. Roberts’ appointment as Chief Executive Officer of the Company, the Board determined that it is in the best interests of the Company and its stockholders to provide for an orderly transition should Mr. Roberts leave the employ of the Company. If Mr. Roberts involuntarily leaves the Company under defined circumstances, the Agreement provides salary and bonus payments and acceleration of certain stock awards. In the event Mr. Roberts voluntarily leaves the Company or leaves under other defined circumstances, Mr. Roberts receives no payments or accelerations under this Agreement. In no event would Mr. Roberts receive benefits under both this Agreement and the Termination Protection Agreement described below under “Change in Control Protections.”

Death Benefit Agreement with Mr. Roberts and His Spouse.    In connection with the December 21, 2001 loan by the Company to the Leonard and Laurie Roberts Heritage Trust described above under Executive Compensation, the Company has agreed to pay beneficiaries, as designated by Mr. Roberts and his spouse, a death benefit amount. This death benefit amount will only be paid by the Company in the event, after the second to die of Mr. Roberts and his spouse, that the Leonard and Laurie Roberts Heritage Trust fully repays to the Company the $2,180,000 loan made to the Trust plus accrued interest. The death benefit amount is a calculated amount to make the arrangement cost neutral to the Company on a present value basis.

Early Resignation / Retirement Agreement with Mr. Christopher.    Mr. Christopher retired as Executive Vice President of the Company on October 31, 2001. Under the terms of an Early Resignation / Retirement Agreement effective October 31, 2001, Mr. Christopher began serving as Vice President – Special Projects of RadioShack and will do so until June 1, 2003. While serving as Vice President – Special Projects, Mr. Christopher will not be eligible to receive any further restricted stock or stock option awards nor will he be eligible for any bonus payments. The Company has agreed to pay Mr. Christopher $30,000 per annum for his services as Vice President – Special Projects and during this service he will be eligible to participate in the Company’s welfare, benefit and deferred compensation plans. The Company will continue paying premiums under individual and group life insurance polices until June 1, 2003 and will also provide third party financial consulting services until that time. Additionally, under the Salary Continuation Plan and Deferred Compensation Plan Mr. Christopher will be entitled to receive $260,000.00 annually for ten years commencing on December 1, 2001. Also, under the terms of this Agreement, the Company paid Mr. Christopher a lump-sum separation amount of $732,124.

CHANGE IN CONTROL PROTECTIONS

In addition to the change in control protections contained in the Salary Continuation Plan, the Deferred Compensation Plan, the Executive Deferred Compensation Plan and the Executive Deferred Stock Plan described above, the Company has also implemented the following change in control protections:

Benefit Protections.    The Board also has included change in control protections in the Tandy Fund, the Employees Supplemental Stock Program, Stock Plan, Post Retirement Death Benefit Plan, 1993 Incentive Stock Plan, 1997 ISP, 1999 ISP, 2001 ISP and several other plans. The Tandy Fund provides that for a period of one year following a Change in Control, the plan may not be terminated or amended in any way that would adversely affect the amount or entitlement of benefits. The Supplemental Stock Program and the Stock Plan contain similar protections and provide that the Company may not reduce the level of its contributions to these Plans. The Stock Plan additionally provides that in the event of a

Change in Control or a tender offer, the Company shall distribute to participants the Company common stock credited to each participant’s account. The change in control provisions of the 1993 Incentive Stock Plan, 1997 ISP, 1999 ISP and 2001 ISP provide that all outstanding options become immediately vested and exercisable in the event of a Change in Control.

Termination Protection Agreements.    As of December 31, 2001, the Company entered into Termination Protection Agreements with all of the currently serving Named Executive Officers. The Agreements remain in effect unless terminated by either party. If the employment of any executive covered by these Agreements is terminated (with certain exceptions) within 24 months following a Change in Control, each Executive will be entitled to receive cash payments (amounts equal to two times current annual salary and the amount of the bonus guarantee under a Bonus Guarantee Letter Agreement (the highest bonus paid in the last three years) and an amount equal to the contributions that the Company would have made to the Stock Plan, Tandy Fund and SUP over a 24-month period assuming the foregoing salary and bonus guarantee were used to calculate the Company’s contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options will become fully vested, and the Company will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

The Termination Protection Agreements also provide the Company shall make an additional “Gross-Up Payment” to the executives covered by these Agreements to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code. In addition, the Company will pay all legal fees and related expenses incurred by any of those executives arising out of the employment of any of them or termination of employment under certain circumstances.

Payments Upon A Change In Control.    Assuming a Change in Control occurred on the date of this Proxy Statement and all of the currently serving Named Executive Officers’ employment terminated on that date, the approximate cash payment made by virtue of all Change in Control protections implemented by the Company (not including the Gross-Up Payments) to Messrs. Roberts, Edmondson, Hill, Newman and Ms. Follit would be approximately $6,335,825; $2,617,446; $1,468,258; $1,693,061; and $1,431,866, respectively. The amount of the Gross-Up Payment, if any, to be paid may be substantial and will depend upon numerous factors.

Rabbi Trust.    In connection with the benefits described above, and several other plans and agreements, the Company is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under Section 671 of the Internal Revenue Code. The Rabbi Trust may be funded by the Company at any time, but is required to be funded upon a “Threatened Change in Control” or upon a Change in Control in an amount sufficient to provide for the payment of all benefits described above and several other plans and agreements. The Rabbi Trust will be a trust of which the trust assets will be subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency. To date, no Rabbi Trust has been established.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on Company common stock against the cumulative total return on the S&P Corporate 500 Stock Index and the S&P Retail Composite Stock Index (assuming $100 was invested on December 31, 1996, in Company common stock and in the stocks comprising the S&P Corporate 500 Stock Index and the S&P Retail Composite Stock Index and also assuming the reinvestment of all dividends). The S&P Retail Composite Stock Index, as well as the S&P Corporate 500 Stock Index, include the Company.

The historical stock price performance of Company common stock shown on the graph below is not necessarily indicative of future price performance.

Any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not be deemed to incorporate by reference this graph and this graph shall not otherwise be deemed filed under such Acts. The Company may, however, specifically incorporate this graph by reference in filings under such Acts.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

None.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board has selected PricewaterhouseCoopers LLP, which has previously audited the Company’s books annually, as independent accountants for 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with an opportunity to make a statement and/or respond to appropriate questions.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of the Company’s common stock and the Company’s TESOP Stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and at any resumption of the Annual Meeting after adjournment or postponement thereof. The holders of shares of Company common stock are entitled to one vote per share (a “Common Stock Vote”) on any matter that may properly come before the Annual Meeting. The holders of TESOP Stock are also entitled to 87.072 Common Stock Votes per share on any matter that may properly come before the Annual Meeting.

As of the Annual Meeting Record Date, the total number of Common Stock Votes represented by the voting securities of the Company entitled to vote were 179,926,493. Specifically, there were 175,182,212 shares of Company common stock outstanding, representing: 169,421,322 Common Stock Votes; 955,290 Common Stock Votes held by participants of the Company’s Stock Plan and SUP; 4,805,600 Common Stock Votes held by participants in the Tandy Fund 401(k) plan; and 54,487 shares of TESOP Stock outstanding, representing 4,744,281 Common Stock Votes.

As of the Record Date, a total of 54,487 shares of TESOP Stock were held in the Tandy Fund. Each participant in the Tandy Fund is entitled to direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock allocated to his or her account. If a participant does not direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock, the Trustee will vote such securities in the same proportion as other participants who have directed the Trustee with respect to allocated shares. The Trustee will also vote all unallocated TESOP Stock held by the Tandy Fund in such proportion.

The presence, either in person or by properly executed proxy, of the holders of a majority of the Common Stock Votes as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares held by holders who are either present in person or represented by proxy who abstain will be treated as present for quorum purposes on all matters. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Company common stock who have not returned a proxy (the “broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

The affirmative vote of a plurality of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve the election of each of the Company’s nominees for election as a director. With respect to the election of directors, shares that abstain will be included in the vote total as withholds (i.e., treated as votes against the Company’s nominees for election).

The affirmative vote of a majority of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve all matters other than the election of directors.

Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Registered stockholders and holders of Common Stock Votes in the Company’s Tandy Fund, Stock Plan and SUP can also deliver proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. A proxy by telephone or over the Internet is a properly executed proxy. Instructions for voting by telephone or over the Internet are on the enclosed proxy card.

All voting securities that are represented at the Annual Meeting by properly executed proxies (including a proxy by telephone or over the Internet) received by the Corporate Secretary prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board’s nominees for election as directors of the Company.

Any proxy given under this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Company at or before the Annual Meeting; (iii) submitting another subsequent timely proxy by telephone or the Internet; or (iv) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxies should be received by mail or other method of delivery or hand delivered to RadioShack Corporation, Attention: Ms. Carolyn Hoopes, Vice President – Corporate Compliance and Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1724, Fort Worth, Texas 76102-2818.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company common stock, restricted Company common stock and TESOP Stock, and will reimburse them for their expenses in so doing. In addition, the Company may engage Mellon Investor Services LLC to provide proxy services for a fee anticipated not to exceed $10,000 plus out-of-pocket expenses. Certain directors, officers and other employees of the Company may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR DIRECTORS FOR THE 2003 ANNUAL MEETING

In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders of the Company, which is now scheduled to be held on May 15, 2003, such proposals must be received by the Corporate Secretary of the Company by December 13, 2002. With respect to stockholder proposals for the 2003 Annual Meeting that are not to be included in the Proxy Statement, these proposals must be received by the Corporate Secretary not less than 60 nor more than 90 days before the date of the annual meeting, or by March 17, 2003, but no sooner than February 14, 2003.

Stockholders who wish to nominate persons for election as directors at the 2003 Annual Meeting, which is now scheduled to be held on May 15, 2003, must give notice of their intention to make a nomination in writing to the Corporate Secretary of the Company on or before February 15, 2003. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as director of the Company, if so elected. The Corporate Governance Committee will consider director nominees made by stockholders pursuant to procedures set forth in the Corporate Governance Committee Charter.

ANNUAL REPORT

A copy of the Company’s Annual Report for the year ended December 31, 2001, is being mailed to stockholders with this Proxy Statement. Stockholders who do not receive a copy of the Annual Report may obtain a copy without charge by writing or calling Shareholder Services, RadioShack Corporation, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818, telephone number (817) 415-3022.

OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any other business to be presented to the Annual Meeting. If other business is properly brought before the meeting, the persons named in the Proxy will vote according to their discretion.

                                                                                                          RADIOSHACK CORPORATION
                                                                                                                                    Fort Worth, Texas
April 12, 2002

[RADIOSHACK LOGO]
THIS IS YOUR PROXY  •  YOUR VOTE IS IMPORTANT

RadioShack Corporation’s 2002 Annual Meeting of Stockholders will be held at Answers University, RadioShack’s training and conference center, on Thursday, May 16, 2002, beginning at 10:00 a.m. CST. Your vote is important to us. And whether you are able to attend the meeting or not, please use one of these methods to vote:

•	Toll-free telephone voting system

•	Internet voting system

•	Mark the attached proxy card, sign, detach and return the proxy card in the accompanying postage-paid envelope.

If you plan to attend the meeting, here are directions to the meeting site:

Answers University is in the lower level of Tower Two at the Charles D. Tandy Center, Suite 128, 300 W. Third St., Fort Worth, TX 76102. Please see the map.

The Tower Two entrance most convenient to Answers University is at Throckmorton and Second streets, just across from the Renaissance Worthington Hotel. A “RadioShack Shareholders’ Meeting” sign will mark the entrance.

Once you are in Tower Two, follow the signs to the escalator, which will take you down to Answers University. Elevators are also available.
[MAP APPEARS HERE]

ZRSH7B	DETACH HERE

PROXY

RADIOSHACK CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 16, 2002

The undersigned hereby appoints Leonard H. Roberts, Robert J. Kamerschen, Thomas G. Plaskett and Edwina D. Woodbury, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Stockholders of RadioShack Corporation at Fort Worth, Texas on May 16, 2002, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. If no directions are given, this Proxy will be voted “FOR” Item 1.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE—NO BOXES NEED TO BE CHECKED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

[Radioshack logo]

100 Throckmorton Street Suite 1800
Post Office Box 17180
Fort Worth, Texas 76102-0180

VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS

RadioShack Corporation encourages you to take advantage of three convenient ways to vote your shares. If voting by proxy, you may vote by mail, vote by telephone or vote by Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote read the accompanying proxy statement and then follow these easy steps:

VOTE BY PHONE—1-877-779-8683
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 14-digit Voter Control Number, which is located above your name and then follow the simple recorded instructions.

VOTE BY INTERNET—http://www.eproxyvote.com/rsh

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website. You will be prompted to enter your 14-digit Voter Control Number, which is located above your name and then follow the simple instructions provided.

VOTE BY MAIL—Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

If you vote by phone or vote using the Internet,
Please do not mail your proxy card.
THANK YOU FOR VOTING.

ZRSH7A	DETACH HERE
Please mark
☒	your vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
1. Election of Directors

Nominees: (01) Frank J. Belatti, (02) Ronald E. Elmquist, (03) Richard J. Hernandez,  (04) Lawrence V. Jackson, (05) Robert J. Kamerschen, (06) Lewis F. Kornfeld, Jr., (07) Jack L. Messman, (08) William G. Morton, Jr., (09) Thomas G. Plaskett, (10) Leonard H. Roberts,  (11) Alfred J. Stein, (12) William E. Tucker, (13) Edwina D. Woodbury.

FOR			WITHHELD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES

☐

For all nominees except those written on line above.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please Sign Exactly as Your Name(s) Appears on This
Proxy, Date and Promptly Return This Proxy in the
Enclosed Envelope.

Signature:                                             Date:                     Signature:                                             Date: